Zumiez Inc. Reports November 2009 Sales Results

Net Sales Decreased 1.8% to $32.0 Million; November 2009 Comparable Store Sales Decreased 8.5%

EVERETT, WA -- (Marketwire - December 02, 2009) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the four-week period ended November 28, 2009 decreased 1.8% to $32.0 million, compared to $32.6 million for the four-week period ended November 29, 2008. The company's comparable store sales decreased 8.5% for the four-week period, versus a comparable store sales decrease of 15.0% in the year ago period.

To hear the Zumiez prerecorded November sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 28, 2009 we operate 378 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Company Contact:
Trevor Lang
Chief Financial Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Investor Contact:
ICR
Chad Jacobs/Brendon Frey
(203) 682-8200